Citizens Financial Group, Inc. Reports Third Quarter 2025 Net Income of
$494 million and EPS of $1.05
Sequential PPNR Growth of 9% and Positive Operating Leverage of 3%

	Key Financial Data*	3Q25	2Q25	3Q24	Third Quarter 2025 Highlights

Income Statement	($s in millions)
■EPS of $1.05, up $0.13 QoQ; ROTCE of 11.7%
–Continued strong Private Bank progress, contributing $0.08 to EPS, up $0.02 QoQ
■PPNR of $783 million, up 9% QoQ
–NII up 3.5%, reflects NIM increase of 5 bps to 3.00%, and interest-earning assets up 1%
–Strong fee performance led by Capital Markets up 58% QoQ; 77% YoY, and Wealth, up 6% QoQ; 22% YoY
–Positive operating leverage of 3%; efficiency ratio improved ~170 bps to 63.0%
■Loans up 1% QoQ on a spot basis with growth driven by the Private Bank and retail
■Net charge-offs of 46 bps, down 2 bps QoQ, with continuing favorable credit trends
■Strong ACL coverage of 1.56%, down slightly QoQ, reflects improving loan mix
■Average deposits up 1% QoQ reflecting $2.2 billion growth in the Private Bank, partially offset by continued reductions in higher-cost Treasury brokered deposits
■Strong liquidity profile; spot LDR of 78.3%; pro forma LCR well exceeds Category I Bank requirement of 100%
■Strong CET1 ratio of 10.7%
■TBV/share of $36.73, up 4% QoQ

	Total revenue	$2,118	$2,037	$1,901
	Pre-provision profit	783	718	642
	Underlying pre-provision profit	783	718	655
	Provision for credit losses	154	164	172
	Net income	494	436	382
	Underlying net income	494	436	392

Balance Sheet & Credit Quality	($s in billions)
	Period-end loans and leases	$140.9	$139.3	$141.6
	Average loans and leases	140.0	138.8	142.0
	Period-end deposits	180.0	175.1	175.2
	Average deposits	176.0	174.1	174.1
	Period-end loan-to-deposit ratio	78.3%	79.6%	80.8%
	NCO ratio	0.46%	0.48%	0.54%

Financial Metrics	Diluted EPS	$1.05	$0.92	$0.77
	Underlying Diluted EPS	1.05	0.92	0.79
	ROTCE	11.7%	11.0%	9.5%
	Underlying ROTCE	11.7	11.0	9.7
	Net interest margin, FTE	3.00	2.95	2.77
	Efficiency ratio	63.0	64.8	66.2
	Underlying efficiency ratio	63.0	64.8	65.6
	CET1	10.7%	10.6%	10.6%
	TBV/Share	$36.73	$35.23	$33.54

Notable Items		3Q25		2Q25		3Q24
	($s in millions except per share data)	Pre-tax $	EPS	Pre-tax $	EPS	Pre-tax $	EPS
	Integration-related	$—	$—	$—	$—	$(2)	$—
	TOP/Other	—	—	—	—	(11)	(0.02)
	Total	$—	$—	$—	$—	$(13)	$(0.02)

*Results presented on an Underlying basis are non-GAAP Financial Measures. See page 15 for additional information on our use of Non-GAAP Financial Measures.

Citizens Financial Group, Inc.

Comments from Chairman and CEO Bruce Van Saun
“We are pleased to report very strong results for the third quarter, paced by excellent NII and fee growth, 3% sequential positive operating leverage, and credit results that continue to trend favorably,” said Chairman and CEO Bruce Van Saun. “Loan and deposit growth was solid, as the Private Bank delivered strong performance. A pick-up in market activity drove our highest Capital Markets revenues since fourth quarter of 2021, with pipelines remaining strong. Our Reimagine the Bank initiative continues to take shape and will positively contribute to delivery of our medium-term targets. All in all, we feel we have good momentum and are very well-positioned for the medium-term.”
Citizens also announced today that its board of directors declared a quarterly common stock dividend of $0.46 per share, a $0.04, or 9.5%, increase compared with the prior quarter. The dividend is payable on November 12, 2025 to shareholders of record at the close of business on October 29, 2025.

Citizens Financial Group, Inc.
Earnings highlights(1):

	Quarterly Trends
				3Q25 change from
($s in millions, except per share data)	3Q25	2Q25	3Q24	2Q25			3Q24
Earnings				$/bps/%		%	$/bps/%		%
Net interest income	$1,488	$1,437	$1,369	$51		4%	$119		9%
Noninterest income	630	600	532	30		5	98		18
Total revenue	2,118	2,037	1,901	81		4	217		11
Noninterest expense	1,335	1,319	1,259	16		1	76		6
Pre-provision profit	783	718	642	65		9	141		22
Provision for credit losses	154	164	172	(10)		(6)	(18)		(10)
Net income	494	436	382	58		13	112		29
Preferred dividends/other(2)	37	34	38	3		9	(1)		(3)
Net income available to common stockholders	$457	$402	$344	$55		14%	$113		33%
After-tax notable Items	—	—	10	—		—	(10)		(100)
Underlying net income	$494	$436	$392	$58		13%	$102		26%
Underlying net income available to common stockholders	457	402	354	55		14	103		29
Average common shares outstanding
Basic (in millions)	431.4	433.6	446.6	(2.3)		(1)	(15.2)		(3)
Diluted (in millions)	435.5	436.5	449.9	(1.1)		—	(14.4)		(3)
Diluted earnings per share	$1.05	$0.92	$0.77	$0.13		14%	$0.28		36%
Underlying diluted earnings per share	1.05	0.92	0.79	0.13		14	0.26		33
Performance metrics
Net interest margin	2.99%	2.94%	2.76%	5	bps		23	bps
Net interest margin, FTE	3.00	2.95	2.77	5			23
Effective income tax rate	21.4	21.4	18.6	1			282
Efficiency ratio	63.0	64.8	66.2	(173)			(320)
Underlying efficiency ratio	63.0	64.8	65.6	(173)			(258)
Return on average tangible common equity	11.7	11.0	9.5	70			230
Underlying return on average tangible common equity	11.7	11.0	9.7	70			204
Return on average total tangible assets	0.93	0.83	0.72	10			21
Underlying return on average total tangible assets	0.93%	0.83%	0.74%	10	bps		19	bps
Capital adequacy(3,4)
Common equity tier 1 capital ratio	10.7%	10.6%	10.6%
Total capital ratio	13.9	13.8	13.9
Tier 1 leverage ratio	9.4	9.4	9.4
Tangible common equity ratio	7.4	7.2	7.0
Allowance for credit losses to loans and leases	1.56%	1.59%	1.61%	(3)	bps		(5)	bps
Asset quality(4)
Nonaccrual loans and leases to loans and leases	1.08%	1.09%	1.19%	(1)	bp		(11)	bps
Allowance for credit losses to nonaccrual loans and leases	145	145	136	—%			9%
Net charge-offs as a % of average loans and leases	0.46%	0.48%	0.54%	(2)	bps		(8)	bps

(1) Unless otherwise noted, references to balance sheet items are on an average basis, loans exclude loans held for sale, earnings per share represent fully diluted per common share and references to NIM are on a FTE basis.
(2) 3Q25 includes preferred stock early redemption costs of $5 million.
(3) Current reporting-period regulatory capital ratios are preliminary.
(4) Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Citizens Financial Group, Inc.
The following table provides information on Underlying results which exclude the impact of notable items.

Underlying results:

	Quarterly Trends
				3Q25 change from
($s in millions, except per share data)	3Q25	2Q25	3Q24	2Q25			3Q24
				$/bps		%	$/bps		%
Net interest income	$1,488	$1,437	$1,369	$51		4%	$119		9%
Noninterest income	630	600	534	30		5	96		18
Total revenue	$2,118	$2,037	$1,903	$81		4%	$215		11%
Noninterest expense	1,335	1,319	1,248	16		1	87		7
Provision for credit losses	154	164	172	(10)		(6)	(18)		(10)
Net income available to common stockholders	$457	$402	$354	$55		14%	$103		29%
Performance metrics
EPS	$1.05	$0.92	$0.79	$0.13		14%	$0.26		33%
Efficiency ratio	63.0%	64.8%	65.6%	(173)	bps		(258)	bps
Return on average tangible common equity	11.7%	11.0%	9.7%	70	bps		204	bps

Consolidated balance sheet summary(1):

				3Q25 change from
($s in millions)	3Q25	2Q25	3Q24	2Q25			3Q24
				$/bps		%	$/bps		%
Total assets	$222,747	$218,310	$219,706	$4,437		2%	$3,041		1%
Total loans and leases	140,870	139,304	141,632	1,566		1	(762)		(1)
Total loans held for sale	1,334	2,093	663	(759)		(36)	671		101
Deposits	180,011	175,086	175,188	4,925		3	4,823		3
Stockholders' equity	25,829	25,234	24,932	595		2	897		4
Stockholders' common equity	23,718	23,121	22,820	597		3	898		4
Tangible common equity	$15,848	$15,246	$14,931	$602		4%	$917		6%
Loan-to-deposit ratio (period-end)(2)	78.3%	79.6%	80.8%	(130)	bps		(259)	bps
Loan-to-deposit ratio (average)(2)	79.6%	79.7%	81.6%	(15)	bps		(202)	bps
(1) Represents period-end unless otherwise noted.
(2) Excludes loans held for sale.

Citizens Financial Group, Inc.
Notable items:
There are no notable items in third quarter 2025 or second quarter 2025, as our intention going forward is to limit these to those items of greatest significance. Third quarter 2024 results reflect notable items primarily related to integration costs associated with recent acquisitions, as well as TOP revenue and efficiency initiatives. These notable items were excluded from reported results to better reflect Underlying operating results.

Notable items - Integration-related	3Q25		2Q25		3Q24
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Salaries & benefits	$—	$—	$—	$—	$(2)	$(2)
Equipment and software	—	—	—	—	—	—
Outside services	—	—	—	—	—	—
Occupancy	—	—	—	—	—	—
Other expense	—	—	—	—	—	—
Noninterest expense	$—	$—	$—	$—	$(2)	$(2)

EPS Impact - Noninterest expense		$—		$—		$—

Total Integration-related	$—	$—	$—	$—	$(2)	$(2)

EPS Impact - Total Integration-related		$—		$—		$—

Other notable items - TOP & Other	3Q25		2Q25		3Q24
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Tax notable items	$—	$—	$—	$—	$—	$—

Noninterest income	—	—	—	—	(2)	(1)

Salaries & benefits	—	—	—	—	(2)	(2)
Equipment and software	—	—	—	—	(2)	(2)
Outside services	—	—	—	—	(2)	(2)
Occupancy	—	—	—	—	(1)	—
Other expense	—	—	—	—	(2)	(1)
Noninterest expense	$—	$—	$—	$—	$(9)	$(7)

Total Other Notable Items	$—	$—	$—	$—	$(11)	$(8)

EPS Impact - Other Notable Items		$—		$—		$(0.02)

Total Notable Items	$—	$—	$—	$—	$(13)	$(10)

Total EPS Impact		$—		$—		$(0.02)

Citizens Financial Group, Inc.
Discussion of results:

Net interest income				3Q25 change from
($s in millions)	3Q25	2Q25	3Q24	2Q25			3Q24
				$/bps		%	$/bps		%
Interest income:
Interest and fees on loans and leases and loans held for sale	$1,928	$1,887	$1,995	$41		2%	$(67)		(3)%
Investment securities	433	428	423	5		1	10		2
Interest-bearing deposits in banks	97	92	121	5		5	(24)		(20)
Total interest income	$2,458	$2,407	$2,539	$51		2%	$(81)		(3)%
Interest expense:
Deposits	$816	$802	$990	$14		2%	$(174)		(18)%
Short-term borrowed funds	5	9	3	(4)		(44)	2		67
Long-term borrowed funds	149	159	177	(10)		(6)	(28)		(16)
Total interest expense	$970	$970	$1,170	$—		—%	$(200)		(17)%
Net interest income	$1,488	$1,437	$1,369	$51		4%	$119		9%

Net interest margin, FTE	3.00%	2.95%	2.77%	5	bps		23	bps

Third quarter 2025	vs.	second quarter 2025
Net interest income of $1.5 billion increased 3.5%, reflecting a higher net interest margin, as well as a 1% increase in average interest-earning assets.
•Net interest margin of 3.00% increased 5 basis points, largely given the time-based benefits of Non-Core runoff and lower terminated swap impacts.
•Interest-bearing deposit costs were stable; total deposit costs decreased 1 basis point, and total cost of funds decreased 2 basis points to 2.05%.

Third quarter 2025	vs.	third quarter 2024
Net interest income of $1.5 billion increased 9%, primarily reflecting a higher net interest margin.
•Net interest margin of 3.00% increased 23 basis points, largely driven by the time-based benefits of Non-Core runoff and terminated swap impacts as well as fixed-rate asset repricing benefits.

Citizens Financial Group, Inc.

Noninterest Income				3Q25 change from
($s in millions)	3Q25	2Q25	3Q24	2Q25		3Q24
				$	%	$	%
Service charges and fees	$112	$111	$109	$1	1%	$3	3%
Capital markets fees	166	105	94	61	58	72	77
Card fees	87	90	93	(3)	(3)	(6)	(6)
Wealth fees	93	88	76	5	6	17	22
Mortgage banking fees	49	73	46	(24)	(33)	3	7
Foreign exchange and derivative products	42	41	36	1	2	6	17
Letter of credit and loan fees	48	45	45	3	7	3	7
Securities gains, net	2	5	9	(3)	(60)	(7)	(78)
Other income(1)	31	42	24	(11)	(26)	7	29
Noninterest income	$630	$600	$532	$30	5%	$98	18%
Underlying, as applicable
Card fees	$87	$90	$87	$(3)	(3)	$—	—
Other income(1)	$31	$42	$32	$(11)	(26)	$(1)	(3)
Underlying noninterest income	$630	$600	$534	$30	5%	$96	18%
(1) Includes bank-owned life insurance income and other miscellaneous income for all periods presented.

Third quarter 2025	vs.	second quarter 2025
Noninterest income of $630 million increased $30 million, or 5%.
•Capital markets fees increased $61 million, driven by higher M&A, debt underwriting and loan syndication fees. M&A fees reflect several significant deals pushed from Q2, as well as a broader increase in activity.
•Wealth fees increased $5 million, given an increase in advisory fees, primarily driven by net inflows and market appreciation.
•Card fees decreased $3 million, reflecting lower balance transfer activity.
•Mortgage banking fees decreased $24 million, primarily due to lower MSR valuation changes, net of hedge impact.
•Other income decreased $11 million, given a higher level of various revenue items in the prior quarter.

Third quarter 2025	vs.	third quarter 2024
Underlying noninterest income of $630 million increased $96 million, or 18%.
•Capital markets fees increased $72 million, driven by higher M&A, loan syndications and equity underwriting fees.
•Wealth fees increased $17 million, reflecting growth in AUM, primarily from the Private Bank.
•Foreign exchange and derivative products revenue increased $6 million, given increased client activity in foreign exchange hedging.

Citizens Financial Group, Inc.

Noninterest Expense				3Q25 change from
($s in millions)	3Q25	2Q25	3Q24	2Q25		3Q24
				$	%	$	%
Salaries and employee benefits	$705	$681	$647	$24	4%	$58	9%
Equipment and software	197	193	194	4	2	3	2
Outside services	161	169	146	(8)	(5)	15	10
Occupancy	106	108	108	(2)	(2)	(2)	(2)
Other operating expense	166	168	164	(2)	(1)	2	1
Noninterest expense	$1,335	$1,319	$1,259	$16	1%	$76	6%
Notable items	$—	$—	$11	$—	—%	$(11)	(100)%

Underlying, as applicable
Salaries and employee benefits	$705	$681	$643	$24	4%	$62	10%
Equipment and software	197	193	192	4	2	5	3
Outside services	161	169	144	(8)	(5)	17	12
Occupancy	106	108	107	(2)	(2)	(1)	(1)
Other operating expense	166	168	162	(2)	(1)	4	2
Underlying noninterest expense	$1,335	$1,319	$1,248	$16	1%	$87	7%

Third quarter 2025	vs.	second quarter 2025
Noninterest expense of $1.3 billion increased 1%.
•Salaries and employee benefits increased $24 million, reflecting hiring related to the Private Bank and Private Wealth buildout, increased medical benefit costs, and strong Capital Markets fee performance.
•Outside services decreased $8 million, primarily driven by technology and vendor-related efficiencies.
•Occupancy decreased $2 million, driven by branch optimization actions.
The effective tax rate was 21.4% in third quarter 2025 was stable with 21.4% in second quarter 2025.

Third quarter 2025	vs.	third quarter 2024
Underlying noninterest expense of $1.3 billion increased 7%.
•Salaries and employee benefits increased $62 million, reflecting hiring related to the Private Bank and Private Wealth buildout, strong Capital Markets fee performance, and increased medical benefit costs.
•Equipment and software increased $5 million, given technology investments.
•Outside services increased $17 million, largely driven by investments across the enterprise.
•Other operating expense increased $4 million, reflecting higher travel and marketing-related costs, partly offset by lower deposit insurance.
The effective tax rate was 21.4% in third quarter 2025 compared with 18.7% on an Underlying basis in third quarter 2024, primarily reflecting less benefit from tax-advantaged investments given higher income and higher state taxes.

Citizens Financial Group, Inc.

Interest-earning assets				3Q25 change from
($s in millions)	3Q25	2Q25	3Q24	2Q25		3Q24
Period-end interest-earning assets				$	%	$	%
Investments	$44,456	$43,899	$42,428	$557	1%	$2,028	5%
Interest-bearing deposits in banks	11,090	8,121	10,584	2,969	37	506	5
Commercial loans and leases	72,493	71,642	71,808	851	1	685	1
Retail loans	68,377	67,662	69,824	715	1	(1,447)	(2)
Total loans and leases	140,870	139,304	141,632	1,566	1	(762)	(1)
Loans held for sale	1,334	2,093	663	(759)	(36)	671	101
Total loans and leases and loans held for sale	142,204	141,397	142,295	807	1	(91)	—
Total period-end interest-earning assets	$197,750	$193,417	$195,307	$4,333	2%	$2,443	1%
Average interest-earning assets(1)
Investments	$46,453	$46,538	$45,084	$(85)	—%	$1,369	3%
Interest-bearing deposits in banks	9,015	8,217	8,896	798	10	119	1
Commercial loans and leases	72,150	71,423	72,280	727	1	(130)	—
Retail loans	67,861	67,386	69,723	475	1	(1,862)	(3)
Total loans and leases	140,011	138,809	142,003	1,202	1	(1,992)	(1)
Loans held for sale	2,119	2,754	1,181	(635)	(23)	938	79
Total loans and leases and loans held for sale	142,130	141,563	143,184	567	—	(1,054)	(1)
Total average interest-earning assets	$197,598	$196,318	$197,164	$1,280	1%	$434	—%
(1) Total average interest-earning assets excludes the mark-to-market on investment securities and unsettled purchases or sales of loans and investments.

Third quarter 2025	vs.	second quarter 2025
Period-end interest-earning assets of $197.8 billion increased $4.3 billion, or 2%, reflecting a $3.0 billion increase in cash held in interest-bearing deposits and $557 million increase in investments in securities. Total loans and leases increased $1.6 billion, as growth in the Private Bank, higher capital call line utilization in Commercial, and growth in home equity and mortgage in Consumer were partially offset by the runoff of Non-Core loans and commercial real estate paydowns.
Average interest-earning assets of $197.6 billion increased $1.3 billion, or 1%, reflecting a $1.2 billion increase in total loans and leases and a $798 million increase in cash held in interest-bearing deposits, partly offset by a $635 million decrease in loans held for sale related to the third partial settlement of the sale of Non-Core education loans.
The average effective duration of the securities portfolio was 3.6 years, compared with 3.7 years at June 30, 2025 and 3.3 years at September 30, 2024.

Third quarter 2025	vs.	third quarter 2024
Period-end interest-earning assets of $197.8 billion increased $2.4 billion, or 1%, reflecting a $2.0 billion increase in investments in securities, a $506 million increase in cash held in interest-bearing deposits and a $91 million decrease in total loans and leases and loans held for sale. The decrease in loans and leases is driven by a $1.4 billion decrease in retail reflecting the reclassification of ~$1.9 billion of Non-Core education loans to loans held for sale in the first quarter of 2025 (“Non-Core transaction”), as well as continued Non-Core portfolio runoff, primarily in auto. This decline was partially offset by growth in home equity and mortgage, including in the Private Bank. Results also include an increase of $685 million in commercial loans reflecting higher capital call line utilization, partially offset by paydowns in commercial real estate and balance sheet optimization actions.
Average interest-earning assets of $197.6 billion increased $434 million, primarily reflecting a $1.4 billion increase in investments in securities, partially offset by a $1.1 billion decrease in total loans and leases and loans held for sale.

Citizens Financial Group, Inc.

Deposits				3Q25 change from
($s in millions)	3Q25	2Q25	3Q24	2Q25		3Q24
Period-end deposits				$	%	$	%
Non-interest bearing demand	$39,472	$38,001	$35,978	$1,471	4%	$3,494	10%
Checking with interest	35,219	34,918	33,680	301	1	1,539	5
Savings	24,759	25,400	26,489	(641)	(3)	(1,730)	(7)
Money market	59,709	55,638	54,654	4,071	7	5,055	9
Time	20,852	21,129	24,387	(277)	(1)	(3,535)	(14)
Total period-end deposits	$180,011	$175,086	$175,188	$4,925	3%	$4,823	3%
Average deposits
Non-interest bearing demand	$38,070	$37,350	$36,236	$720	2%	$1,834	5%
Checking with interest	34,748	33,847	33,090	901	3	1,658	5
Savings	25,001	25,536	26,868	(535)	(2)	(1,867)	(7)
Money market	57,783	54,716	53,152	3,067	6	4,631	9
Time	20,355	22,679	24,705	(2,324)	(10)	(4,350)	(18)
Total average deposits	$175,957	$174,128	$174,051	$1,829	1%	$1,906	1%

Third quarter 2025	vs.	second quarter 2025
Total period-end deposits of $180.0 billion are up 3%, driven by growth in the Private Bank and Commercial, partially offset by a decrease in Treasury brokered and higher-cost retail deposits.
Average deposits of $176.0 billion increased 1%, reflecting the same factors.

Third quarter 2025	vs.	third quarter 2024
Total period-end deposits of $180.0 billion increased 3%, primarily reflecting growth in the Private Bank of $6.9 billion, partially offset by a $4.2 billion reduction in higher-cost Treasury brokered deposits.
Average deposits of $176.0 billion were up 1%.

Citizens Financial Group, Inc.

Borrowed Funds				3Q25 change from
($s in millions)	3Q25	2Q25	3Q24	2Q25		3Q24
Period-end borrowed funds				$	%	$	%
Short-term borrowed funds	$214	$249	$15	$(35)	(14) %	$199	NM
Long-term borrowed funds
FHLB advances	14	1,542	553	(1,528)	(99)	(539)	(97)
Senior debt	6,825	6,821	7,766	4	—	(941)	(12)
Subordinated debt and other debt	1,620	1,752	1,824	(132)	(8)	(204)	(11)
Auto collateralized borrowings	1,982	2,411	3,801	(429)	(18)	(1,819)	(48)
Total borrowed funds	$10,655	$12,775	$13,959	$(2,120)	(17)%	$(3,304)	(24)%
Average borrowed funds
Short-term borrowed funds	$589	$925	$150	$(336)	(36) %	$439	NM
Long-term borrowed funds
FHLB advances	1,009	1,063	477	(54)	(5) %	532	112
Senior debt	6,823	7,042	7,462	(219)	(3)	(639)	(9)
Subordinated debt and other debt	1,622	1,759	1,758	(137)	(8)	(136)	(8)
Auto collateralized borrowings	2,189	2,635	3,993	(446)	(17)	(1,804)	(45)
Total average borrowed funds	$12,232	$13,424	$13,840	$(1,192)	(9)%	$(1,608)	(12)%

Third quarter 2025	vs.	second quarter 2025
Period-end borrowed funds decreased $2.1 billion, reflecting a $1.5 billion decrease in FHLB advances and a $429 million decrease in collateralized borrowings on auto loans given runoff of the associated portfolio. Average borrowed funds decreased $1.2 billion, primarily reflecting a $446 million decrease in auto collateralized borrowings, a $336 million decrease in short-term borrowed funds and a $219 million decrease in senior debt given the impact of a debt maturity during the second quarter.

Third quarter 2025	vs.	third quarter 2024
Period-end borrowed funds decreased by $3.3 billion, reflecting decreases of $1.8 billion in auto collateralized borrowings, $941 million in senior debt given the impact of net maturities, and $539 million in FHLB advances.
Average borrowed funds decreased by $1.6 billion, reflecting a $1.8 billion decrease in auto collateralized borrowings, given runoff of the associated portfolio, and a $639 million decrease in senior debt issuances, partially offset by an increase of $532 million in FHLB advances and a $439 million increase in short-term borrowed funds.

Citizens Financial Group, Inc.

Capital				3Q25 change from
($s and shares in millions, except per share data)	3Q25	2Q25	3Q24	2Q25		3Q24
Period-end capital				$	%	$	%
Stockholders' equity	$25,829	$25,234	$24,932	$595	2%	$897	4%
Stockholders' common equity	23,718	23,121	22,820	597	3	898	4
Tangible common equity	15,848	15,246	14,931	602	4	917	6
Tangible book value per common share	$36.73	$35.23	$33.54	$1.50	4%	$3.19	10%
Common shares - at end of period	431.5	432.8	445.2	(1.3)	—	(13.8)	(3)
Common shares - average (diluted)	435.5	436.5	449.9	(1.1)	—%	(14.4)	(3)%
Common equity tier 1 capital ratio(1)	10.7%	10.6%	10.6%
Total capital ratio(1)	13.9	13.8	13.9
Tangible common equity ratio	7.4	7.2	7.0
Tier 1 leverage ratio(1)	9.4	9.4	9.4
(1) Current reporting-period regulatory capital ratios are preliminary.

Third quarter 2025
•The CET1 capital ratio of 10.7% as of September 30, 2025 compares with 10.6% at June 30, 2025 and 10.6% at September 30, 2024.
•Total capital ratio of 13.9% compares with 13.8% at June 30, 2025 and 13.9% as of September 30, 2024.
•Tangible common equity ratio of 7.4% compares with 7.2% at June 30, 2025 and 7.0% as of September 30, 2024.
•Tangible book value per common share of $36.73 increased 4% compared with second quarter 2025, reflecting higher net income and AOCI benefit from lower long-term rates.
•Paid $184 million in common dividends to shareholders during third quarter 2025. This compares with $185 million in common dividends during second quarter 2025 and $191 million during third quarter 2024.
•Repurchased $75 million of common shares during third quarter 2025, compared with $200 million in second quarter 2025 and $325 million in third quarter 2024.

Citizens Financial Group, Inc.

Credit quality review				3Q25 change from
($s in millions)	3Q25	2Q25	3Q24	2Q25		3Q24
				$/bps/%	%	$/bps/%		%
Nonaccrual loans and leases(1)	$1,518	$1,524	$1,687	$(6)	—%	$(169)		(10)%
90+ days past due and accruing(2)	162	194	169	(32)	(16)	(7)		(4)
Net charge-offs	162	167	192	(5)	(3)	(30)		(16)
Provision for credit losses	154	164	172	(10)	(6)	(18)		(10)
Allowance for credit losses	$2,201	$2,209	$2,286	$(8)	—%	$(85)		(4)%
Nonaccrual loans and leases to loans and leases	1.08%	1.09%	1.19%	(1) bps		(11)	bps
Net charge-offs as a % of total loans and leases	0.46	0.48	0.54	(2)		(8)
Allowance for credit losses to loans and leases	1.56	1.59	1.61	(3)		(5)
Allowance for credit losses to nonaccrual loans and leases	145%	145%	136%	—%		9%
(1) Loans fully or partially guaranteed by the FHA, VA and USDA are classified as accruing.
(2) 90+ days past due and accruing includes $114 million, $128 million, and $145 million of loans fully or partially guaranteed by the FHA, VA, and USDA for September 30, 2025, June 30, 2025, and September 30, 2024, respectively.

Third quarter 2025	vs.	second quarter 2025
•Nonaccrual loans of $1.5 billion decreased slightly driven by a decline in C&I and commercial real estate. The nonaccrual loans to total loans ratio of 1.08% compares with 1.09% at June 30, 2025.
•Net charge-offs of $162 million, or 46 basis points of average loans and leases, compares with 48 basis points in the prior quarter, driven primarily by a decrease in C&I.
•The third quarter 2025 provision for credit losses of $154 million compares with $164 million for second quarter 2025. The ratio of allowance for credit losses to total loans of 1.56% was down slightly compared with 1.59% as of June 30, 2025. The slight decrease in allowance coverage reflects the improving loan mix, given Non-Core portfolio reduction and a decrease in commercial real estate balances, offset by originations in retail real estate secured and commercial categories that have a lower loss content profile.
•The allowance for credit losses to nonaccrual loans and leases ratio of 145% is stable with June 30, 2025.

Third quarter 2025	vs.	third quarter 2024
•Nonaccrual loans decreased 10% given a 17% decrease in commercial real estate and a 5% decrease in retail, reflecting decreases in education, auto and other retail, partially offset by increases in residential real estate secured categories. The nonaccrual loans to total loans ratio of 1.08% compares with 1.19% at September 30, 2024.
•Net charge-offs of $162 million, or 46 basis points of average loans and leases compares with 54 basis points for third quarter 2024. This reflects a $13 million decrease in commercial and a $17 million decrease in retail, primarily driven by reductions in auto.
•Provision for credit losses of $154 million decreased compared with a $172 million provision in third quarter 2024 reflecting the runoff of the Non-Core portfolio and improving loan mix.
•Allowance for credit losses of $2.2 billion decreased $85 million compared with September 30, 2024 given the benefit of the Non-Core transaction, continued Non-Core runoff and other improvements in loan mix. Allowance for credit losses ratio of 1.56% as of September 30, 2025 compares with 1.61% as of September 30, 2024.
•The allowance for credit losses to nonaccrual loans and leases ratio of 145% compares with 136% as of September 30, 2024.

Citizens Financial Group, Inc.

Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of Citizens’ earnings and financial condition in conjunction with the detailed financial tables and other information available on the Investor Relations portion of the company’s website at www.citizensbank.com/about-us.
Media:    Peter Lucht - (781) 655-2289
Investors: Kristin Silberberg - (203) 900-6854
Conference Call
CFG management will host a live conference call today with details as follows:
Time:    9:00 am ET
Dial-in: (800) 369-1703, conference ID 3503262
Webcast/Presentation: The live webcast will be available at http://investor.citizensbank.com under Events & Presentations.
Replay Information: A replay of the conference call will be available beginning at 12:00 pm ET on October 15, 2025 through November 15, 2025. The webcast replay will be available at http://investor.citizensbank.com under Events & Presentations.
About Citizens Financial Group, Inc.
Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $222.7 billion in assets as of September 30, 2025. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a full-service customer contact center and the convenience of approximately 3,100 ATMs and approximately 1,000 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on X, LinkedIn or Facebook.

Citizens Financial Group, Inc.

Non-GAAP Financial Measures and Reconciliations
Non-GAAP Financial Measures:
This document contains non-GAAP financial measures, with those denoted as Underlying for any given reporting period excluding certain items that may occur in that period which management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe those measures denoted as Underlying in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. See the following pages for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					3Q25 Change
		3Q25	2Q25	3Q24	2Q25		3Q24
					$	%	$	%
Noninterest income, Underlying:
Noninterest income (GAAP)		$630	$600	$532	$30	5%	$98	18%
Less: Notable items		—	—	(2)	—	—	2	100
Noninterest income, Underlying (non-GAAP)		$630	$600	$534	$30	5%	$96	18%
Total revenue, Underlying:
Total revenue (GAAP)	A	$2,118	$2,037	$1,901	$81	4%	$217	11%
Less: Notable items		—	—	(2)	—	—	2	100
Total revenue, Underlying (non-GAAP)	B	$2,118	$2,037	$1,903	$81	4%	$215	11%
Noninterest expense, Underlying:
Noninterest expense (GAAP)	C	$1,335	$1,319	$1,259	$16	1%	$76	6%
Less: Notable items		—	—	11	—	—	(11)	(100)
Noninterest expense, Underlying (non-GAAP)	D	$1,335	$1,319	$1,248	$16	1%	$87	7%
Pre-provision profit:
Total revenue (GAAP)	A	$2,118	$2,037	$1,901	$81	4%	$217	11%
Less: Noninterest expense (GAAP)	C	1,335	1,319	1,259	16	1	76	6
Pre-provision profit (non-GAAP)		$783	$718	$642	$65	9%	$141	22%
Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	B	$2,118	$2,037	$1,903	$81	4%	$215	11%
Less: Noninterest expense, Underlying (non-GAAP)	D	1,335	1,319	1,248	16	1	87	7
Pre-provision profit, Underlying (non-GAAP)		$783	$718	$655	$65	9%	$128	20%
Income before income tax expense, Underlying:
Income before income tax expense (GAAP)	E	$629	$554	$470	$75	14%	$159	34%
Less: Income (expense) before income tax expense (benefit) related to notable items		—	—	(13)	—	—	13	100
Income before income tax expense, Underlying (non-GAAP)	F	$629	$554	$483	$75	14%	$146	30%
Income tax expense, Underlying:
Income tax expense (GAAP)	G	$135	$118	$88	$17	14%	$47	53%
Less: Income tax expense (benefit) related to notable items		—	—	(3)	—	—	3	100
Income tax expense, Underlying (non-GAAP)	H	$135	$118	$91	$17	14%	$44	48%
Net income, Underlying:
Net income (GAAP)	I	$494	$436	$382	$58	13%	$112	29%
Add: Notable items, net of income tax benefit		—	—	10	—	—	(10)	(100)
Net income, Underlying (non-GAAP)	J	$494	$436	$392	$58	13%	$102	26%
Net income available to common stockholders, Underlying:
Net income available to common stockholders (GAAP)	K	$457	$402	$344	$55	14%	$113	33%
Add: Notable items, net of income tax benefit		—	—	10	—	—	(10)	(100)
Net income available to common stockholders, Underlying (non-GAAP)	L	$457	$402	$354	$55	14%	$103	29%

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					3Q25 Change
		3Q25	2Q25	3Q24	2Q25			3Q24
					$/bps		%	$/bps		%
Operating leverage:
Total revenue (GAAP)	A	$2,118	$2,037	$1,901	$81		3.91%	$217		11.44%
Less: Noninterest expense (GAAP)	C	1,335	1,319	1,259	16		1.13	76		6.05
Operating leverage							2.78%			5.39%
Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	B	$2,118	$2,037	$1,903	$81		3.91%	$215		11.29%
Less: Noninterest expense, Underlying (non-GAAP)	D	1,335	1,319	1,248	16		1.13	87		6.91
Operating leverage, Underlying (non-GAAP)							2.78%			4.38%
Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	C/A	63.03%	64.76%	66.23%	(173)	bps		(320)	bps
Efficiency ratio, Underlying (non-GAAP)	D/B	63.03	64.76	65.61	(173)	bps		(258)	bps
Effective income tax rate and effective income tax rate, Underlying:
Effective income tax rate	G/E	21.38%	21.37%	18.56%	1	bps		282	bps
Effective income tax rate, Underlying (non-GAAP)	H/F	21.38	21.37	18.75	1	bps		263	bps
Return on average common equity and return on average common equity, Underlying:
Average common equity (GAAP)	M	$23,288	$22,494	$22,380	$794		4%	$908		4%
Return on average common equity	K/M	7.77%	7.18%	6.12%	59	bps		165	bps
Return on average common equity, Underlying (non-GAAP)	L/M	7.77	7.18	6.29	59	bps		148	bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	M	$23,288	$22,494	$22,380	$794		4%	$908		4%
Less: Average goodwill (GAAP)		8,187	8,187	8,187	—		—	—		—
Less: Average other intangibles (GAAP)		126	134	140	(8)		(6)	(14)		(10)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		440	438	435	2		—	5		1
Average tangible common equity (non-GAAP)	N	$15,415	$14,611	$14,488	$804		6%	$927		6%
Return on average tangible common equity (non-GAAP)	K/N	11.75%	11.05%	9.45%	70	bps		230	bps
Return on average tangible common equity, Underlying (non-GAAP)	L/N	11.75	11.05	9.71	70	bps		204	bps
Return on average total assets and return on average total assets, Underlying:
Average total assets (GAAP)	O	$219,117	$217,661	$218,578	$1,456		1%	$539		—%
Return on average total assets	I/O	0.90%	0.80%	0.70%	10	bps		20	bps
Return on average total assets, Underlying (non-GAAP)	J/O	0.90	0.80	0.71	10	bps		19	bps
Return on average total tangible assets and return on average total tangible assets, Underlying:
Average total assets (GAAP)	O	$219,117	$217,661	$218,578	$1,456		1%	$539		—%
Less: Average goodwill (GAAP)		8,187	8,187	8,187	—		—	—		—
Less: Average other intangibles (GAAP)		126	134	140	(8)		(6)	(14)		(10)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		440	438	435	2		—	5		1
Average tangible assets (non-GAAP)	P	$211,244	$209,778	$210,686	$1,466		1%	$558		—%
Return on average total tangible assets (non-GAAP)	I/P	0.93%	0.83%	0.72%	10	bps		21	bps
Return on average total tangible assets, Underlying (non-GAAP)	J/P	0.93	0.83	0.74	10	bps		19	bps

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					3Q25 Change
		3Q25	2Q25	3Q24	2Q25		3Q24
					$/bps	%	$/bps	%
Book value per common share and tangible book value per common share:
Common shares - at period-end (GAAP)	Q	431,453,142	432,768,811	445,216,549	(1,315,669)	—%	(13,763,407)	(3%)
Common stockholders' equity (GAAP)	R	$23,718	$23,121	$22,820	$597	3	$898	4
Less: Goodwill (GAAP)		8,187	8,187	8,187	—	—	—	—
Less: Other intangible assets (GAAP)		123	128	137	(5)	(4)	(14)	(10)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		440	440	435	—	—	5	1
Tangible common equity (non-GAAP)	S	$15,848	$15,246	$14,931	$602	4%	$917	6%
Book value per common share	R/Q	$54.97	$53.43	$51.25	$1.54	3%	$3.72	7%
Tangible book value per common share (non-GAAP)	S/Q	$36.73	$35.23	$33.54	$1.50	4%	$3.19	10%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	T	431,365,552	433,640,210	446,561,996	(2,274,658)	(1%)	(15,196,444)	(3%)
Average common shares outstanding - diluted (GAAP)	U	435,472,350	436,539,774	449,913,467	(1,067,424)	—	(14,441,117)	(3)
Net income per average common share - basic (GAAP)	K/T	$1.06	$0.93	$0.77	$0.13	14	$0.29	38
Net income per average common share - diluted (GAAP)	K/U	1.05	0.92	0.77	0.13	14	0.28	36
Net income per average common share - basic, Underlying (non-GAAP)	L/T	1.06	0.93	0.79	0.13	14	0.27	34
Net income per average common share - diluted, Underlying (non-GAAP)	L/U	1.05	0.92	0.79	0.13	14	0.26	33
Common equity ratio and tangible common equity ratio:
Total assets (GAAP)	V	$222,747	$218,310	$219,706	4,437	2	$3,041	1%
Less: Goodwill (GAAP)		8,187	8,187	8,187	—	—	—	—
Less: Other intangible assets (GAAP)		123	128	137	(5)	(4)	(14)	(10)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		440	440	435	—	—	5	1
Tangible assets (non-GAAP)	W	$214,877	$210,435	$211,817	$4,442	2%	$3,060	1%
Common equity ratio (GAAP)	R/V	10.6%	10.6%	10.4%	6 bps		26 bps
Tangible common equity ratio (non-GAAP)	S/W	7.4	7.2	7.0	16 bps		35 bps

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					3Q25 Change
		3Q25	2Q25	3Q24	2Q25			3Q24
					$/bps		%	$/bps		%
Net interest income and net interest margin on an FTE basis:
Net interest income (annualized) (GAAP)	X	$5,902	$5,770	$5,447	$132		2%	$455		8%
Average interest-earning assets (GAAP)	Y	197,598	196,318	197,164	1,280		1	434		—
Net interest margin (GAAP)	X/Y	2.99%	2.94%	2.76%	5	bps		23	bps
Net interest income (GAAP)		$1,488	$1,437	$1,369	$51		4%	$119		9%
FTE adjustment		4	4	4	—		—	—		—
Net interest income on an FTE basis (non-GAAP)		1,492	1,441	1,373	51		4	119		9
Net interest income on an FTE basis (annualized) (non-GAAP)	Z	5,919	5,786	5,465	133		2	454		8
Net interest margin on an FTE basis (non-GAAP)	Z/Y	3.00%	2.95%	2.77%	5	bps		23	bps
Card fees, Underlying:
Card fees (GAAP)		$87	$90	$93	($3)		(3)	($6)		(6%)
Less: Notable items		—	—	6	—		—	(6)		(100)
Card fees, Underlying (non-GAAP)		$87	$90	$87	($3)		(3)	$—		—%
Other income, Underlying:
Other income (GAAP)		$31	$42	$24	($11)		(26)	$7		29%
Less: Notable items		—	—	(8)	—		—	8		100
Other income, Underlying (non-GAAP)		$31	$42	$32	($11)		(26)	($1)		(3%)
Salaries and employee benefits, Underlying:
Salaries and employee benefits (GAAP)		$705	$681	$647	$24		4%	$58		9%
Less: Notable items		—	—	4	—		—	(4)		(100)
Salaries and employee benefits, Underlying (non-GAAP)		$705	$681	$643	$24		4%	$62		10%
Equipment and software, Underlying:
Equipment and software (GAAP)		$197	$193	$194	$4		2%	$3		2%
Less: Notable items		—	—	2	—		—	(2)		(100)
Equipment and software, Underlying (non-GAAP)		$197	$193	$192	$4		2%	$5		3%
Outside services, Underlying:
Outside services (GAAP)		$161	$169	$146	($8)		(5%)	$15		10%
Less: Notable items		—	—	2	—		—	(2)		(100)
Outside services, Underlying (non-GAAP)		$161	$169	$144	($8)		(5%)	$17		12%
Occupancy, Underlying:
Occupancy (GAAP)		$106	$108	$108	($2)		(2%)	($2)		(2%)
Less: Notable items		—	—	1	—		—	(1)		(100)
Occupancy, Underlying (non-GAAP)		$106	$108	$107	($2)		(2%)	($1)		(1%)
Other operating expense, Underlying:
Other operating expense (GAAP)		$166	$168	$164	($2)		(1%)	$2		1%
Less: Notable items		—	—	2	—		—	(2)		(100)
Other operating expense, Underlying (non-GAAP)		$166	$168	$162	($2)		(1%)	$4		2%

Citizens Financial Group, Inc.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “likely,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
•Negative economic, business and political conditions, including as a result of the interest rate environment, supply chain disruptions, tariffs, inflationary pressures, and labor shortages that adversely affect the general economy, housing prices, the job market, consumer confidence, and spending habits;
•The general state of the economy and employment, as well as general business and economic conditions, and changes in the competitive environment;
•Our capital and liquidity requirements under regulatory standards and our ability to generate capital and liquidity on favorable terms;
•The effect of changes in our credit ratings on our cost of funding, access to capital markets, ability to market our securities, and overall liquidity position;
•The effect of changes in the level of commercial and consumer deposits on our funding costs and net interest margin;
•Our ability to execute on our strategic business initiatives and achieve our financial performance goals across our Consumer and Commercial businesses, including our Private Bank;
•The effects of geopolitical instability, including the wars in Ukraine and the Middle East, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks;
•Our ability to comply with heightened supervisory requirements and expectations as well as new or amended regulations;
•Liabilities and business restrictions resulting from litigation and regulatory investigations;
•The effect of changes in interest rates on our net interest income, net interest margin, mortgage originations, mortgage servicing rights, and mortgages held for sale;
•Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources, and affect the ability to originate and distribute financial products in the primary and secondary markets;
•Financial services reform and other current, pending, or future legislation or regulation that could have a negative effect on our revenue and businesses;
•Environmental risks, such as physical or transition risks associated with climate change, and social and governance risks that could adversely affect our reputation, operations, business, and customers;
•A failure in, or breach of, our compliance with laws, as well as operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyberattacks; and
•Management’s ability to identify and manage these and other risks.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, balance sheet growth, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from, or pay any dividends to, holders of our common stock, or as to the amount of any such repurchases or dividends.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission.
Note: Per share amounts and ratios presented in this document are calculated using whole dollars.

Citizens Financial Group, Inc.
CFG-IR